                                                                    EXHIBIT 99.6

                              BK ASSOCIATES, INC.
                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287


                                 April 30, 2000


Mr. Tom Ashe
AerFi Group plc
Aviation House
Shannon, County Clare
Ireland

Dear Tom:

In response to your request, BK Associates, Inc. is pleased to provide an update on our opinion regarding the current maintenance adjusted Base Value
(BV) as well as the half-time BV as of April 30, 2000, of the aircraft (Aircraft) in the AerCo portfolio (Portfolio). Two months ago we also provided our opinion of the values of the Aircraft. This letter is, to some extent, an update of that appraisal. The Portfolio comprises 33 aircraft and our opinion on their current values is tabulated in the attached Figure 1. The values are expressed in millions of U.S. dollars.

It should be understood that BK Associates has neither inspected the Aircraft nor their maintenance records, but has relied upon the information provided by you and in the BK Associates database which includes data on some of the Aircraft that was obtained for previous appraisals we have conducted on the Aircraft. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority's approved maintenance program and accepted industry standards. Deviations from these assumptions can change significantly our opinion regarding the Aircrafts' values.

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of base value, to which BK Associates subscribes, base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, which BK Associates considers to be 12 to 18 months.

Mr. Tom Ashe
April 30, 2000
Page 2


As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models.

For the most part, nothing has occurred since we last appraised the Portfolio that would suggest any changes to the base values. Thus, the half-time base values are generally slightly lower to account for the passage of time and further aging of the aircraft. The adjusted values could be considerably different since they are based on more recent data that you provided. This is especially so when heavy maintenance visits have occurred since the last appraisal.

For those values given in Figure 1 that include adjustments to account for the current maintenance status, the adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a "C" check, time remaining to a "D" check, time remaining to landing gear overhaul and time remaining to a heavy shop visit on engines. Where the data indicated that a check, overhaul or shop visit was due, or in progress on March 31, 2000, we have assumed it has now been completed.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.


                         Sincerely yours,

                         BK ASSOCIATES, INC.

                         /s/ John F. Keitz

                         John F. Keitz
JFK/kf                   President
Attachment               ISTAT Certified Senior Appraiser

                                    FIGURE 1
                         AerCo PORTFOLIO CURRENT VALUES


                                                                                     BASE VALUE

#    TYPE            REGIST        SERNUM      DoM        ENGINE             1/2 TIME          MT. ADJ.
     --------       -------        ------      ------     -----------        --------          --------
1    B757-2Y0        B-2831        26153       Aug-92      RB211-535E4       40.850            41.100
2    B737-3Y0        B-2539        26068       Jun-92       CFM56-3C1        24.300            25.350
3    A300B4-203      VT-EVD          240       May-83       CF6-50C2         13.050            14.500
4    B737-3Y0        EI-BZF        24465       Aug-89       CFM56-3B1        19.750            20.200
5    B737-3Y0        EI-BZJ        24677       Mar-90       CFM56-3B1        20.150            20.950
6    B737-48E        HL7227        25764       Jun-92       CFM56-3C1        25.850            25.800
7    B737-48E        HL7228        25765       Jul-92       CFM56-3C1        25.850            26.100
8    MD83            B28023        49952       Dec-91       JT8D-219         22.750            22.950
9    A320-211        EI-CTD           85       Feb-90       CFM56-5A1        22.600            23.750
10   B737-4Y0        EC-EVE        24685       May-90       CFM56-3C1        23.350            24.500
11   B767-3Y0ER      EC-FCU        24999       Feb-91        PW4060          57.800            56.200
12   MD83            EC-FXY        49627       Apr-89       JT8D-219         19.850            19.500
13   MD83            EC-FCZ        49790       Oct-89       JT8D-219         20.400            20.050
14   B757-2Y0        G-OOOX        26158       Feb-93      RB211-535E4       41.900            41.650
15   A320-212        G-JGFW          299       Apr-92       CFM56-5A3        29.850            28.800
16   A320-231        G-YJBM          362       Nov-92       V2500-A1         30.100            29.900
17   B737-4Y0        G-OBMF        23868       Oct-88       CFM56-3C1        19.850            20.250
18   A320-212        G-MONW          391       Feb-93       CFM56-5A3        30.400            30.400
19   B737-3Y0        HA-LED        24909       Apr-91       CFM56-3C1        22.600            22.800
20   B737-4Y0        TC-AFJ        23979       Jan-89       CFM56-3C1        20.400            19.850
21   B737-3Y0        TC-SUP        24908       Mar-91       CFM56-3C1        22.600            23.900
22   B737-4Y0        TC-JDE        24904       Feb-91       CFM56-3C1        23.400            23.900
23   B737-4Y0        TC-JDZ        26066       Jun-92       CFM56-3C1        26.350            25.500
24   F100            PT-MRX        11341       Aug-91        TAY650          13.500            13.550
25   F100            PT-MQB        11350       Apr-92        TAY650          14.550            14.750
26   F100            PT-MRF        11351       Sep-91        TAY650          13.500            13.650
27   B767-3Y0ER      CC-CEY        24947       Mar-91        PW4060          57.800            58.350
28   B757-2Y0        EI-CEY        26152       Aug-92      RB211-535E4       40.850            40.500
29   A320-211        C-FNVU          403       Dec-93       CFM56-5A1        30.600            29.600
30   DC8-71F         N823          46064       Apr-69       CFM56-2C1        13.200            13.430
31   B747-283B       N622          22496       Oct-81        JT9D-7Q         30.500            33.700*
32   DC8-71F         N872          46040       May-69       CFM56-2C1        13.200            12.250
33   B737-5Y0        PT-MNH        26067       Jun-92       CFM56-3C1        17.900            19.150


                           * replaced by scrap value

                              BK ASSOCIATES, INC.

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287

                                  May 4, 2000

Mr. Tom Ashe
AerFi Group plc
Aviation House
Shannon, County Clare
Ireland

Dear Tom:

In response to your request, BK Associates, Inc. is pleased to provide an update on our opinion regarding the half-time Base Value (BV) and the maintenance adjusted BV as of April 30, 2000, of the aircraft (Aircraft) in the AerFi/Indigo portfolio (Portfolio). The Portfolio comprises 35 aircraft and our opinion on their current values, expressed in millions of U.S. dollars, is tabulated in the attached Figure 1. We previously appraised most of these Aircraft for you in January 2000. However, the composition of the Portfolio has changed since that time and you have also provided current maintenance status information.

It should be understood that BK Associates has neither inspected the Aircraft nor their maintenance records, but has relied upon the information provided by you and in the BK Associates database which includes data on some of the Aircraft that was obtained for pervious appraisals we have conducted on the Aircraft. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority's approved maintenance program and accepted industry standards. Deviations from these assumptions can change significantly our opinion regarding the Aircrafts' values.

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of base value, to which BK Associates subscribes, base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, which BK Associates considers to be 12 to 18 months.

Mr. Tom Ashe
May 4, 2000
Page 2


As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models.

For the most part, nothing has occurred since we last appraised the Portfolio about one year ago that would suggest any changes to the base values. Thus, the base values are generally lower to account for the passage of time and further aging of the aircraft since the January appraisal. The maintenance adjusted values are, of course, changed to reflect the current maintenance status.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.


                                     Sincerely yours,

                                     BK ASSOCIATES, INC.

                                     /s/ John F. Keitz
                                     John F. Keitz
                                     President
                                     ISTAT Certified Senior Appraiser


JFK/kf
Attachment

                                   FIGURE 1

                            AERFI/INDIGO PORTFOLIO


                                                                                               BASE VAL.
    TYPE            OPERATOR                    REGIST         S/N         DoM          1/2 TIME       MT. ADJ
    ----            --------                    ------         ---         ---          --------       -------
1   A320-211       Air France                   FGJVC           204      Jul-91          27.350        27.350*
2   A320-211       Air France                   FGJVD           211      Jul-91          27.350        27.350*
3   A320-231       Flying Colours Airlines      G-BVYA          354      Oct-92          30.100        31.200
4   A320-231       Flying Colours Airlines      G-BVYC          411      Apr-93          30.800        31.450
5   A320-232       British Midland              G-MIDZ          934      Jan-99          39.000        40.300
6   A320-214       China Northwest              B-2211         1041      Jul-99          40.750        40.750*
7   A321-200       British Midland              G-             1207      Apr-00          51.000        51.000
8   B737-347       Delta Airlines               N304WA        23345      Jul-85          14.200        13.200
9   B737-3S1       Varig                        PP-VPF        24834      Jun-90          21.550        22.050
10  B737-3S1       Frontier Airlines            N311FL        24856      Aug-90          21.700        22.550
11  B737-3M8       Virgin Express Ireland       EI-TVP        25041      Mar-91          22.645        23.450
12  B737-3Y9       China Southern               N999CZ        25604      Nov-92          25.070        24.550
13  B737-3L9       Frontier Airlines            N310FL        26440      Mar-92          23.450        24.550
14  B737-3U3       Air New Zealand              ZK-NGE        28733      Dec-97          34.650        35.400*
15  B737-3U3       Frontier Airlines            N309FL        28734      Dec-97          34.650        35.200*
16  B737-3L9       Frontier Airlines            N313FL        26442      May-92          23.650        23.250
17  B737-3M8QC     Aeropostale                  F-GIXP        24021      Nov-88          20.650        20.550
18  B737-405       Virgin Express               OO-VEK        24270      May-89          21.750        21.450
19  B737-405       Virgin Express               OO-VEJ        24271      Jun-89          21.750        22.250
20  B737-4K5       Blue Panorama Airlines       EI-CUA        24901      May-90          23.050        23.850
21  B737-4S3       LOT                          SP-LLH        25594      May-92          25.985        26.800
22  B737-4K5       Blue Panorama Airlines       D-AHLS        27074      Apr-92          25.765        26.550
23  B737-505       Braathens                    LN-BRD        24651      Apr-90          16.250        17.450
24  B737-58E       Asiana                       HL-7233       25768      May-95          22.000        21.400
25  B737-505       British Airways              G-GFFB        25789      Feb-92          18.200        19.600
26  B737-505       Xiamen Airlines              B-2592        27153      Aug-93          20.000        19.500
27  B737-505       Xiamen Airlines              B-2593        27155      Mar-93          19.650        18.200
28  B757-231       Trans World Airlines         N718TW        28486      May-99          52.150        52.150
29  F100           TAM                          PT-MRC        11320      Apr-91          13.000        13.000
30  F100           TAM                          PT-MRD        11322      Jun-91          13.000        13.050
31  MD82           Spainair                     EC-GTO        49570      Feb-88          17.050        17.750
32  MD82           Finnair                      OH-LMW        49905      Oct-90          21.200        20.350
33  MD82           Reno Air                     N831RA        49931      Aug-90          21.200        20.400
34  MD82           Reno Air                     N822RA        49932      Sep-90          21.200        21.200
35  MD82           Finnair                      OH-LMH        53245      Apr-92          22.900        22.400

                                   * excluded